Exhibit 99
Joint Filer Information

Date of Event Requiring Statement:	March 20, 2012

Issuer Name and Ticker or Trading Symbol:	Allison Transmission Holdings, Inc. [ALSN]

Designated Filer:	TCG Holdings, L.L.C.

Other Joint Filers:	TC Group, L.L.C. TC Group IV Managing GP, L.L.C. Carlyle Partners IV AT Holdings, L.P.
Addresses:	The address of each of the reporting persons is c/o The Carlyle Group, 1001 Pennsylvania Ave., N.W., Suite 220 South, Washington, DC 20004-2505.
Signatures:
Dated: March 22, 2012

TCG HOLDINGS, L.L.C.
by:	/s/ Jeremy W. Anderson, attorney-in-fact

Name:	David M. Rubenstein
Title:	Managing Director

TC GROUP, L.L.C. By: TCG Holdings, L.L.C., its Managing Member

by:	/s/ Jeremy W. Anderson, attorney-in-fact

Name:	David M. Rubenstein
Title:	Managing Director

TC GROUP IV MANAGING GP, L.L.C. By: TC Group, L.L.C., its Managing Member By: TCG Holdings, L.L.C., its Managing Member

by:	/s/ Jeremy W. Anderson, attorney-in-fact

Name:	David M. Rubenstein
Title:	Managing Director

CARLYLE PARTNERS IV AT HOLDINGS, L.P. By: TC Group IV Managing GP, L.L.C., its General Partner By: TC Group, L.L.C., its Managing Member By: TCG Holdings, L.L.C., its Managing Member

by:	/s/ Jeremy W. Anderson, attorney-in-fact

Name:	David M. Rubenstein
Title:	Managing Director